                                                                EXHIBIT 10.1


                                [AMC LETTERHEAD]


April 8, 1998


A.J. Robinson
Portman Holdings
303 Peachtree Street, N.E.
Suite 4600
Atlanta, GA  30308

RE:   ENGAGEMENT OF INVESTMENT BANKER

Dear A.J.:

         The purpose of this letter is to confirm the understanding among AMC, Inc. ("AMC"), Portman Lightfair Associates, L.P. ("PLA"), CGS Associates, L.P. ("CGS"), AMC Orlando, Inc. ("Orlando"), and ADAC, L.P. ("ADAC") (collectively, the "Parties"), pursuant to which the above parties agree to engage Victor Capital Group, L.P. ("VCG") to identify and evaluate potential capital restructuring, asset disposition, and/or sale of certain assets of the Parties.

         The terms of this agreement are as follows:

         1. CGS, Orlando, and ADAC (collectively, the "Portman Entities"), and each of them, hereby authorize AMC to engage VCG, for and on behalf of the Portman Entities, to perform those services more particularly set forth in that certain engagement letter (the "Letter") between AMC and VCG, attached hereto as Exhibit "A" and incorporated by this reference. AMC will act as agent for the Portman Entities in coordinating the services more particularly described in the Letter, and all communications between the Portman Entities and VCG will be through AMC, unless otherwise agreed by the Parties in writing.

         2. Each of the Portman Entities will designate an individual who will be the primary contact point for all purposes in connection with the transaction or transactions contemplated hereby (the "Transactions"). Unless otherwise stipulated in writing, AMC will be entitled to rely upon the authority of such individual to make decisions, issue instructions, and execute documents in furtherance of the Transactions on behalf of such Portman Entity. John M. Ryan will be the point of contact for AMC and PLA.

A.J. Robinson
April 8 1998
Page 2



         3. The Portman Entities will, in a timely fashion, provide to AMC (and will authorize AMC, in turn, to provide to VCG) such financial information as VCG may reasonably require to accomplish the objectives described in the Letter, and to consummate the Transactions. Prior to releasing any such information to VCG, AMC agrees to obtain from VCG a confidentiality agreement for the benefit of the Portman Entity providing such information, in form and content substantially similar to the agreement attached hereto as Exhibit "B".

         4. AMC will report to the designated representatives of the Portman Entities, as often as is appropriate in AMC's judgment, but in no event less often than monthly, VCG's progress in fulfilling its obligations under the Letter, and the status of the Transactions. Such reports may be written or verbal, in person or via telephone, as the Parties may mutually agree.

         5. It is expressly understood and agreed that, unless specifically authorized by a Portman Entity in writing, AMC will not have the authority either to make or to accept any offer or proposal, or to enter into any commitment on behalf of, or to make any representations or warranties on behalf of such Portman Entity.

         6. (a) All fees and reimbursable expenses payable to VCG under the Letter will be borne pro rata, by the Parties in the same proportion that each Party's 1997 EBITDA (fiscal year 1997 in the case of AMC, calendar year 1997 in the case of each of the other Parties) bears to the total 1997 EBITDA of all of the Parties, as more particularly shown on Exhibit "C" hereto. Each Party will be responsible for its own professional fees, including, without limitation, legal fees (of both in-house counsel and independent counsel) and accounting fees. The budget for reimbursable expenses payable to VCG under the Letter will be approved in advance by each of the Parties.

                  (b) Notwithstanding anything contained herein to the contrary, if any Party determines that it no longer wishes to engage VCG for the services indicated herein, then said Party will no longer be responsible for any fees or reimbursable expenses payable to VCG in accordance with the terms hereof, effective ten (10) days after written notice to AMC of said withdrawal. However, in no event shall a Party receive a refund of any fees or reimbursable expenses

A.J. Robinson
April 8, 1998
Page 3



paid by said Party prior to the effective date of withdrawal. Additionally, if it is determined, either by VCG or by mutual agreement of the Parties, that any Party or its assets is not to be part of any potential capital restructuring, asset disposition and/or sale of certain assets, then said Party will not be responsible for any further fees or reimbursable expenses payable to VCG, and said Party shall receive a refund of the pro rata fees and reimbursable expenses previously paid by said Party to VCG.

         7. In the event a success fee becomes payable under the Letter as a result of a Transaction, such success fee will be borne pro rata by the Parties in the same proportion that the value of each Party's assets involved in such Transaction bears to the total value of all assets of the Parties involved in the Transaction, as such values are established at the time of such Transaction. Notwithstanding the preceding sentence, any success fee payable pursuant to subparagraph (iii) of the "Compensation" paragraph of the Letter shall be borne solely by AMC. Further, at the time such Transaction is closed, the Parties participating in such Transaction shall reapportion those fees and expenses previously paid by such Parties under the Letter in accordance with the proportions established by the closing valuations, as described above. Any adjustments necessitated by such reapportionment shall be made at the time of closing.

         8. Each of the Parties hereby expressly agrees to indemnify, defend, and hold the others harmless from and against any and all claims, damages, or liabilities of any kind or nature arising out of or in connection with (i) a breach by the indemnifying Party of any term or condition of this agreement, (ii) a breach by the indemnifying Party of any representation or warranty given in furtherance of the Transactions, (iii) any violation of applicable laws, rules, statutes, ordinances, or regulations of any kind, or
(iv) any inaccurate, misleading, or materially incomplete statement by the indemnifying party. Such indemnity will include, without limitation, attorneys' fees and other costs of defense.

         Assuming the above fairly reflects your understanding of our agreement, please obtain the appropriate signature from each of the Portman Entities on each counterpart of this agreement and return one fully executed original to my attention.

\A.J. Robinson
April 8, 1998
Page 4



         We believe this represents an exciting opportunity for all of our companies. I look forward to working with you in furthering our mutual goals. In the meantime, if you have any questions, please do not hesitate to give me a call.

                                    Very truly yours,

                                    AMC, INC.

                                    /s/ John M. Ryan

                                    John M. Ryan
                                    President

AGREED:

PORTMAN LIGHTFAIR ASSOCIATES, L.P.

By:      LFGP, Inc., its Managing General Partner

         By:   /s/ John M. Ryan
               ------------------------------------------
               John M. Ryan, President

ADAC, L.P.

By:      /s/ John N. Portman
         ------------------------------------------------
         Joan N. Portman, Managing General Partner

CGS ASSOCIATES, L.P.

By:      /s/ Joan N. Portman
         ------------------------------------------------
         Joan N. Portman, Managing General Partner

AMC ORLANDO, INC.

By:      /s/ Neal Kamin
         ------------------------------------------------
         Name:
               ------------------------------------------
         Title: Vice President
               ------------------------------------------


cc:      Hank Almquist
         Neal Patton

[VICTOR CAPITAL GROUP LETTERHEAD]


                                  EXHIBIT "A"



                                 April 7, 1998




Mr. Jack Ryan
President
AMC, Inc.
Suite 2200
240 Peachtree Street, N.W.
Atlanta, Georgia  30303-1327

Dear Jack:

This letter agreement (the "Agreement") will serve to set forth and confirm our mutual understanding regarding the terms of engagement of Victor Capital Group, L.P. ("VCG") by AMC, Inc. ("AMC"), for itself and as agent for the related entities listed on Exhibit A, for financial advisory services to be rendered by VCG.

                                   OBJECTIVES

It is our understanding that AMC and other related entities own (i) interests in a number of income producing real estate assets listed on Exhibit B (the "Real Estate Assets"), (ii) 100% of a trade mart/show management business listed on Exhibit C (the "Management Business"), and (iii) interests in certain other assets listed on Exhibit D (the "Other Assets"; the Real Estate Assets, the Management Business and the Other Assets are hereinafter collectively referred to as the "Assets").

Based on our conversations, VCG will undertake to assist AMC in the identification and evaluation of strategic alternatives which may include certain transactions designed to maximize the value of AMC and/or the Assets. These objectives could include a capital restructuring, asset repositioning and/or outright sale of AMC and/or the Assets. We believe that AMC's objective can best be accomplished through a single transaction or a series of related transactions including the recapitalization of existing debt and/or equity and the disposition of all or a portion of the Assets and/or AMC (the execution of this strategy and the strategy itself shall be hereinafter referred to as the "Assignment").

Mr. Jack Ryan
AMC, Inc.
April 7, 1998
Page 2


                         SCOPE OF PROFESSIONAL SERVICES

VCG accepts this Assignment as exclusive financial advisor to AMC and agrees to provide such financial advisory services as requested by AMC in connection with the Assignment including, but not limited to, the following (it being expressly acknowledged that affiliates of AMC may, from time to time, provide certain other financial services to AMC):

1.       Development of Strategic/Tactical Plan

         VCG will assist AMC in evaluating alternative capital structures for AMC and/or the Assets which may include the sale, refinancing and/or restructuring of the ownership interests in AMC and/or the Assets. The evaluation, based in part on interviews with potential capital providers (including investment banks and other ventures with institutional or quasi-institutional investment funds), will result in specific recommendations to AMC concerning a strategic/tactical plan for the implementation of AMC's objectives.

2.       Information Collection and Due Diligence

         VCG will conduct a thorough review and analysis of the Assets. VCG's review will include historical operating results, projected cash flows, management contracts, and supporting data and assumptions; AMC's financial projections and budgets for the Assets will be reviewed and necessary revisions shall be recommended. VCG will also prepare a work plan to gather and synthesize information that is not currently available.

3.       Financial Model

         VCG will design an analytic framework to evaluate, and assess the various strategic alternatives under various property, operating and financial scenarios. Critical inputs will include: cost of equity capital, acquisition velocity, projected cash flow, management income and leverage. Based on these variables, the financial model will analyze the overall financial impact on AMC under different scenarios.

4.       Marketing Materials

         VCG will assist AMC in organizing, packaging and presenting information regarding the Assignment to prospective investors and agents.

Mr. Jack Ryan
AMC, Inc.
April 7, 1998
Page 3



5.       Negotiating with Prospective Investors and Agents

         VCG will solicit proposals from potential investors and agents in accordance with the execution of the Assignment, analyze the proposals, and assist AMC in negotiating the terms of any contracts, agreements or documents relating to or arising from said execution.

6.       Investor Due Diligence

         VCG will manage the due diligence process with all investors and third parties.

7.       Documentation and Closing

         VCG will work with AMC's legal, tax and accounting advisors to ensure a timely closing. We will coordinate the creation and review of all required documentation, relating to the execution of the Assignment.

The terms and conditions of and the decision to consummate any recommended transaction will be determined by AMC in its sole discretion. Except as expressly empowered in writing by AMC, VCG will not have the authority either to make or to accept any offer or proposal or to enter into any commitment or give any representations or assurances on behalf of AMC.

In connection with VCG's activities on AMC's behalf, AMC agrees to furnish VCG with all available information and data concerning AMC and its ownership and the Assets which are reasonably required in connection with the engagement (the "Information").

In rendering its services hereunder, VCG will be using and relying primarily on the Information without independent verification thereof and, to the extent any such Information is provided to third parties, such Information shall first be approved by AMC. AMC will diligently undertake to ensure that the Information made available to VCG by AMC with respect to AMC and its ownership, and the Assets will be complete and correct in all material respects and will not contain any untrue statement of material fact or intentionally omit a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. AMC will undertake to notify VCG promptly: (i) of any material adverse change in the financial condition of AMC and its ownership or the Assets, and (ii) of any statement contained in the Information which in its reasonable judgment, violates its obligations set forth in the immediately preceding sentence. No representation will be given, nor warranty made with respect to the accuracy or completeness of the Information and a statement to that effect will be included

Mr. Jack Ryan
AMC, Inc.
April 7, 1998
Page 4



in materials provided to potential investors and agents. Notwithstanding the preceding sentence, any claim by third parties arising out of the inaccuracy or incompleteness of the Information shall be subject to AMC's indemnity obligation set forth below.

                               TERM OF EMPLOYMENT

VCG's engagement will commence on the date hereof and continue for up to twelve
(12) months from the date of the Agreement (the "Termination Date"); provided, however, that the Termination Date may be extended by agreement in writing executed by AMC and VCG. This Agreement may be terminated by AMC in whole at any time prior to the Termination Date upon at least thirty (30) days written notice; however, any termination hereunder will not limit VCG's right to receive the VCG Transaction Fees (as defined below).

                                  COMPENSATION

VCG shall receive for this transaction total compensation (collectively, the VCG Transaction Fees), plus approved disbursements, as follows:

         (ii) A retainer fee of $250,000 payable on execution of this Agreement and $50,000 per month on the first day of each successive month during the term hereof. All payments made to VCG pursuant to this subparagraph (i) will be credited against the Success Fee (as defined below).

         (ii) With respect to a sale, recapitalization and/or refinancing of the Real Estate Assets, the Management Business and the Other Assets, AMC will pay VCG a success fee in cash (the "Success Fee") equal to (i) one percent (1.00%) of gross consideration ("Gross Consideration") up to $500MM, plus (ii) seven percent (7.0%) of Gross Consideration between $500MM and $600MM, plus (iii) ten percent (10.0%) of Gross Consideration in excess of $600MM. Gross Consideration will include cash, stock, other securities, debt assumed by a buyer and amounts paid to capitalize any ongoing entity that may be created as a result of the Assignment. If AMC or one of its successors receives Gross Consideration at any point in the future (e.g., earn out or any other type of deferred compensation or income) as a result of agreements or contracts entered into as a result of the Assignment, then AMC will pay VCG a Success Fee in accordance with the foregoing amounts. Any Success Fee earned by VCG under this Agreement will be due and payable upon the receipt of any Gross Consideration by AMC, an ongoing entity or one of its successors as

Mr. Jack Ryan
AMC, Inc.
April 7, 1998
Page 5



                  contemplated herein.

                  In the event that AMC concludes a transaction covered by this Agreement within 24 months from the date of this Agreement, VCG shall be entitled to the same Success Fee which it would have received had the transaction occurred during the term of this Agreement.

         (iii) To the extent that VCG is successful in negotiating a discount from AMC's lenders, VCG shall be entitled to 7.5% of such savings.

         (iv) VCG and AMC agree that the following will be paid by AMC regardless of the outcome of the Assignment (based on a pre-approved budget): (i) reasonable expenses relating to the production of marketing materials (including printing and desk-top publishing expenses and the costs of procuring and reproducing photographs, renderings, maps, etc.); and (ii) all reasonable out-of-pocket expenses of VCG (including authorized travel expenses). All expense reimbursements due VCG under this Agreement will be due and payable by AMC within 30 days of their receipt of a written detailed request from VCG.

                                CONFIDENTIALITY

Except as required by law, regulation, legal process or regulatory authority, VCG agrees to keep all of the Information confidential, not to disclose any Information to anyone other than VCG's employees, officers, partners, agents and advisors without AMC's prior approval and not to use the Information for any purposes other than those referred to in this Agreement, all as more particularly set forth in that certain Confidentiality and Non-Disclosure Agreement dated February 28, 1998 between Capital Trust and AMC.

                                INDEMNIFICATION

AMC will indemnify, defend and hold VCG and any and all of its respective officers, directors, partners and employees (including the officers, directors and employees of the general partner of VCG) (each such person being an "Indemnified Party") harmless against any and all losses, claims, damages, liabilities, and expenses arising directly or indirectly out of, or in connection with any actions or proceedings, or threatened actions or proceedings, which any Indemnified Party may suffer or for which such Indemnified Party may become liable arising out of this engagement or the performance of services hereunder, including reasonable fees of counsel

Mr. Jack Ryan
AMC, Inc.
April 7, 1998
Page 6



retained to act on behalf of such Indemnified party (such counsel being mutually acceptable to VCG and AMC), except that AMC will not be liable for any losses, claims, damages, liabilities or expenses of any Indemnified party who shall be found by a court of competent jurisdiction to have been negligent or guilty of willful misconduct.

                                 MISCELLANEOUS

The terms of VCG's employment hereunder shall be construed and enforced in accordance with the laws of the State of New York. No changes may be made to this Agreement except pursuant to a written instrument executed by both parties hereto. This Agreement represents the entire agreement between the parties.

This Agreement including Exhibits A, B and C contain the entire understanding among the parties hereto relating to the matters dealt with herein and may not be amended or otherwise modified except by an agreement in writing signed by the parties hereto.

                                         Very truly yours,

                                         VICTOR CAPITAL GROUP, L.P.

                                         By:  VIC, Inc.
                                              Its General Partner


                                         By:  /s/ Craig Hatkoff
                                              --------------------------------
                                              Craig Hatkoff


                                         AGREED TO AND ACCEPTED:

                                         AMC, INC., for itself and as agent
                                         for the entities listed on Exhibit A


                                         By:  /s/ Jack Ryan
                                              --------------------------------
                                              Jack Ryan
                                              President

                                   EXHIBIT A
                                RELATED ENTITIES



1.       Portman Lightfair Associates, L.P.

2.       AMC Orlando, Inc.

3.       CGS Associates, L.P.

4.       ADAC, L.P.

                                   EXHIBIT B
                               REAL ESTATE ASSETS


         Property Name                                  Location
         -------------                                  --------
1.       Apparel Mart                               Atlanta, Georgia

2.       Merchandise Mart                           Atlanta, Georgia

3.       Gift Mart                                  Atlanta, Georgia

                                   EXHIBIT C
                              MANAGEMENT BUSINESS



Name of Company                                           Location
---------------                                           --------
AMC, Inc.                                             Atlanta, Georgia

                                   EXHIBIT D
                                  OTHER ASSETS


1. 100% of the common stock of LFGP, Inc. (which holds a 49.9981% general partnership interest in Portman Lightfair Associates, L.P.).

2.       Surf Expo owned by AMC Orlando, Inc.

3.       California gift show owned by CGS Associates, L.P.

4.       Atlanta Decorative Arts Center which is owned by ADAC, L.P.

                                                                     EXHIBIT "B"


                  CONFIDENTIALITY AND NON-DISCLOSURE AGREEMENT


         THIS AGREEMENT is entered into this 28 day of February, 1998, by and between AMC, INC., a corporation organized and existing under the laws of the State of Georgia (hereinafter referred to as "AMC") and CAPITAL TRUST (hereinafter referred to as "Capital").

         WHEREAS, Capital is interested in discussing with AMC certain potential transactions relating to properties or businesses owned by or affiliated with AMC (hereinafter referred to as the "Potential Transactions");

         WHEREAS, Capital has requested certain information and materials, both oral and written (hereinafter referred to as the "Evaluation Materials), relating to the Potential Transactions; and

         WHEREAS, AMC is willing to provide the Evaluation Materials to Capital only on the condition that Capital agrees to treat the Evaluation Materials confidentially as hereinafter provided;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, AMC and Capital agree as follows:

         1. Subject to Paragraph 2, below, all Evaluation Materials of any kind concerning AMC or the Potential Transactions which may be furnished to Capital by AMC or at AMC's instance or request, as well as the fact that the Evaluation Materials have been made available to Capital and the fact that AMC and Capital are having discussions concerning the Potential Transactions, shall be treated by Capital and its agents as confidential and will not be disclosed by, or be permitted to be disclosed by, Capital to any party without the prior written approval of AMC, except that such information may be disclosed to such directors, officers, employees, attorneys, and accountants of Capital as may be reasonably required for the purposes for which such information is furnished. All such persons shall be informed by Capital of the confidential nature of such information and shall, prior to the disclosure of such information, agree (in writing, if so requested by AMC) to keep all such information in the strictest confidence and to use such information only for the purpose of evaluating or participating in a possible transaction between AMC and Capital. Capital agrees that the Evaluation Materials will be used solely for the purpose of evaluating a possible transaction between AMC and Capital, and Capital shall not, either directly or indirectly, in any way, use any Evaluation Materials in connection with the sale brokerage or purchase, or with the negotiation for sale brokerage or purchase of any property, real or personal, or any securities of any person, or the development or management of any business enterprise of any kind, other than with AMC. The term "person" as used in this Agreement shall be interpreted broadly to include, without limitation, any corporation, partnership, association or individual.

         2. The obligation set forth in Paragraph 1 hereof shall not in any way restrict or impair the right to use or disclose to others information which (i) now is or hereafter becomes information in the public domain through no act by or on behalf of Capital, or its agents or employees, in violation of this Agreement; (ii) now is or hereafter becomes available to Capital from a third party; or (iii) is required to be disclosed in connection with any court action or any proceeding before a regulatory or administrative body.

         3. Capital agrees not to make any of the Evaluation Materials available, or disclose any of the contents of the Evaluation Materials, or the fact that discussions or negotiations are taking place concerning a possible transaction to any person other than as permitted in this Agreement, unless (i) such person has been identified to AMC; (ii) AMC has approved in writing the disclosure of the Evaluation Materials to such person; and (iii) such person has entered into a confidentiality agreement with AMC, the provisions of which agreement shall be substantially the same as the provisions of this Agreement.

         4. Based upon Capital's review of the Evaluation Materials, Capital agrees that, should Capital desire to move ahead in further evaluation of the Potential Transactions, Capital will not make any contact with any of the persons indicated in any and all Evaluation Materials, or any of their representatives, including without limitation any of AMC's lenders, to discuss, directly or indirectly, the Potential Transactions or any and all other transactions, without the express prior written permission of AMC.

         5. Upon request of AMC, Capital shall return to AMC (or, at AMC's direction, destroy) all Evaluation Materials provided to Capital, together with all copies or duplicates of such Evaluation Materials produced or created by, or at the direction of Capital, as well as all documents of every sort incorporating all or any part of the Evaluation Materials, including those stored on electronic media.


         6. This Agreement shall remain in effect, unless earlier terminated by the parties hereto, until the earlier of (i) the execution of documents consummating any of the Potential Transactions; or (ii) the date which is two years following the date hereof.

         IN WITNESS WHEREOF, the parties have executed this Agreement with intent to be bound hereby as of the day and year first above written.




                        CAPITAL TRUST


                        By: /s/ Craig Hatkoff
                           --------------------------

                        Title: Vice Chairman
                              -----------------------


                        AMC, INC.


                         By:  /s/ John M. Ryan
                              -----------------------


                         Title: President
                              -----------------------

                                                                       EXHIBIT C




  COMPANY                            EBITDA                     %
  AMC, Inc.                        29,327,066                70.89
  CGS Associates, L.P.              5,263,977                12.72
  AMC Orlando, Inc.                 2,384,231                 5.76
  PLALP                               231,677                 0.56
  ADAC                              4,165,414                10.07
                                   ----------               ------
  TOTAL                            41,372,365               100.00
                                   ==========               ======
